Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration statement (Form S-8 No. 333-             ) pertaining to the WildHorse Resource Development Corporation 2016 Long-Term Incentive Plan of our report dated August 10, 2016, with respect to the consolidated financial statements of Esquisto Resources II, LLC and Subsidiary included in the Registration Statement (Form S-1 No. 333-214569) and related Prospectus of WildHorse Resource Development Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Dallas, TX

December 16, 2016